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                                                                      Exhibit 16

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of SAVVIS Communications Corporation's Form 8-K dated March 14, 2003, and have the following comments:

     1.   We agree with the statements made in paragraphs 1, 2, 3, 4 and 5 of
          Item 4.

     2. We have no basis on which to agree or disagree with the statements made in paragraph 6 of Item 4.

Yours truly,

/s/ DELOITTE & TOUCHE LLP


March 20, 2003
McLean, Virginia